UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2012 (July 23, 2012)

AmREIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35609	20-8857707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Greenway Plaza, Suite 1000 Houston, Texas		77046
(Address of Principal Executive Offices)		(Zip Code)

(713) 850-1400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 26, 2012, AmREIT, Inc., a Maryland corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) in connection with the public offering (the “Offering”) of shares of its Class B common stock, par value $0.01 per share (the “Class B Common Stock”) by and among the Company and Jefferies & Company, Inc., as representative of the several underwriters named therein (collectively, the “Underwriters”), substantially in the form of the Underwriting Agreement filed as Exhibit 1.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-11 (Registration No. 333-175663), filed on July 16, 2012. Pursuant to the Underwriting Agreement, the Company agreed to sell 3,650,000 shares of its Class B Common Stock to the Underwriters at a purchase price per share of $13.02 (the offering price to the public of $14.00 per share minus the Underwriters’ discount). The Company also provided the Underwriters with an option to purchase up to an additional 547,500 shares of Class B Common Stock to cover over-allotments, if any. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriters may be required to make in respect of those liabilities. The Offering is expected to close on August 1, 2012.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2012, the Company filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) amendments to its charter that (i) renamed all of its currently outstanding shares of common stock, par value $0.01 per share to “Class A common stock,” (the “Class A Common Stock”) (ii) effected a 1-for-2 reverse stock split of its Class A Common Stock, and (iii) changed the par value of the Class A Common Stock to $0.01 per share after the reverse stock split. In addition, the Company filed with the SDAT articles supplementary to its charter that created a new class of common stock, par value $0.01 per share, entitled “Class B Common Stock.” The rights of the Class A common stockholders did not change with the change in the title of the class. Each share of Class B Common Stock has the following rights:

•	the right to vote together with Class A common stockholders on all matters on which holders of our Class A and Class B Common Stock are entitled to vote;

•	one vote with respect to all matters voted upon by our Class A and Class B common stockholders;

•	the right to receive distributions equal to any distributions declared on our shares of Class A Common Stock; and

•	liquidation rights equal to the liquidation rights of each share of Class A Common Stock.

Each of the articles of amendment and the articles supplementary were effective upon filing with the SDAT. A copy of each of the articles of amendment and the articles supplementary is filed as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment, effective July 23, 2012

3.2	Articles of Amendment, effective July 23, 2012

3.3	Articles Supplementary, effective July 23, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmREIT, Inc.

Date: July 27, 2012	By:	/s/ Chad C. Braun
Chad C. Braun Executive Vice President, Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Articles of Amendment, effective July 23, 2012

3.2	Articles of Amendment, effective July 23, 2012

3.3	Articles Supplementary, effective July 23, 2012